Exhibit 99.1

IIOT-OXYS, Inc. Announces Contract with Northeast CNC Component Manufacturer for a

Smart Manufacturing Proof Of Concept

CAMBRIDGE, MA / ACCESSWIRE / December 16, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) (the "Company") announces a new contract with a northeast CNC machined component manufacturer for a Smart Manufacturing Proof Of Concept (POC). This Small-to-Medium Sized Enterprise (SME) is an approved Supply Chain vendor to several Medical Device Original Equipment Manufacturers (OEMs).

Cliff Emmons, CEO of Oxys, stated, "We are thrilled to provide this Smart Manufacturing POC for this new customer. The goal of the POC will be to reduce downtime and increase productivity for critical machined components through IIoT data collection and predictive analytics using our proprietary AI & Machine Learning algorithms. The algorithms will also enable Predictive Maintenance and Tool Optimization which will drive downtime reductions and increase productivity. Our strategic partner, Aingura IIoT, S.L., will work closely with us on the project, providing equipment, software, and supplemental expertise. This news also delivers on our promise of a new POC before the end of our 2022 fourth quarter."

“This POC will commence in January 2023 and is expected to conclude by early second quarter. We fully expect the POC to show significant value that will result in a Software-as-a-Service (SaaS) contract contributing to 2023 revenue, and continuing into 2024,” continued Mr. Emmons. The worldwide Industry 4.0 (also known as Smart Manufacturing) market was estimated at $64.9 billion in 2021 and is expected to grow at 20.6% CAGR to $165.5 billion by 2026.[1]

This milestone is the result of several steps the Company has taken to accelerate their growth in their Smart Manufacturing business vertical, including bringing on a new Smart Manufacturing Technical Sales Advisor and partnering with IIoT World, a leading digital media outlet focused on Industrial Internet of Things (IIoT) topics, to generate global awareness, demand generation and content co-creation. “Our recent panel discussion at the IIoT World Manufacturing & Supply Chain Days has provided significant lead generation. Over 1,400 registrants “opted-in” to connect with Oxys (an event sponsor). Over 200 participants viewed our live panel discussion on December 7th. We are currently executing focused marketing and sales efforts to connect with these participants and registrants and promote Oxys Smart Manufacturing capabilities and services. We fully expect this new POC and our marketing efforts will lead to new business in 2023 and beyond”, concluded Mr. Emmons.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

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[1] https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html